SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2004

INTERFACE, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243

(State or other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

2859 Paces Ferry Road Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 437-6800

Not Applicable

(Former name or former address, if changed since last report)

ITEM  5.   OTHER EVENTS.

Excerpts from Rule 144A Disclosures

      We recently refined and synthesized new descriptions of our principal strengths and strategic initiatives for presentation to all investors and the public generally in a Form 8-K filed with the Securities and Exchange Commission on January 26, 2004. This Amendment to Form 8-K is being made to highlight a few modifications to that presentation. All modifications to the presentation appear below in boldfaced and bracketed text.

The Company

      We are the worldwide leader in design, production and sales of modular carpet, and we are a leading manufacturer and marketer of other products for the interiors market, with a strong presence in the broadloom carpet, floorcovering services, panel fabrics and upholstery fabrics market segments. We market products in over 100 countries around the world under such preeminent brand names as Interface, Heuga, Bentley, Prince Street and InterfaceFLOR in modular carpet; Bentley, Prince Street and Prince Street House and Home in broadloom carpet; Guilford of Maine, Toltec, Intek, Chatham, Camborne and Glenside in interior fabrics and upholstery products; and Intersept in antimicrobials. Our sales force is one of the largest in the global commercial floorcovering industry. Our principal geographic markets are the Americas, Europe and Asia-Pacific, where our sales were approximately 70%, 26% and 4%, respectively, of total net sales for fiscal 2002, and 67%, 28% and 5%, respectively, of total net sales for the nine-month period ended September 28, 2003.

      Our approximately 35% market share of the specified modular carpet segment is more than double that of our nearest competitor. In the broadloom market segment, our Bentley and Prince Street brands are leaders in the high-end, designer-oriented sector, where custom design and high quality are the principal specifying and purchasing factors. We provide specialized carpet replacement, installation, maintenance and reclamation services through our Re:Source Americas service network. Our Fabrics Group includes the leading U.S. manufacturer of panel fabrics for use in open plan office furniture systems, with a market share of approximately 50%, and the leading manufacturers of contract upholstery fabrics sold to office furniture manufacturers and contract jobbers in the U.S. and the U.K., with market shares of approximately 35% and 70%, respectively.

      Drawing upon these strengths — especially our historical dominance in modular carpet for the corporate office segment — we are increasing our presence and market share in other commercial and institutional segments, such as government, healthcare, hospitality, education and retail space, and we have begun to develop our business in the huge residential market segment. The U.S. residential market segment for carpet is approximately $11 billion, and the combined U.S. market for carpet in the other commercial and institutional market segments is almost twice the size of the corporate office segment. The appeal and utilization of modular carpet is expanding rapidly in each of these markets, and we are leveraging our unique skills and experience with designing, producing and marketing modular products to drive our penetration into these new markets.

      We operate in an industry that is highly correlated with economic conditions that affect corporate profits or commercial or institutional space refurbishment. As a result, our business over the past three years, [in concert with] the commercial interiors industry in general, has experienced an unprecedented downturn, both in severity and duration. In comparison to the previous longest downturn, which began around 1990 and lasted for approximately 15 months, the current downturn resulted in decreased orders for office furniture in 31 of the 36 months ended November 2003. During this period, office furniture shipments reached their lowest levels since the early 1990s. These statistics, which the commercial interiors industry considers to be leading indicators of business conditions, are based on data compiled by the Business and Institutional Furniture Manufacturer’s Association (BIFMA).

      We have been able to weather this downturn in our industry, and we believe we are positioned for a resurgence when economic conditions improve and the industry recovers, because of our modular product dominance, strong business model and several strategic restructuring initiatives we implemented beginning in 2000. These initiatives included:

•	further rationalizing our manufacturing operations and workforce (including 12 plant closings and a 30% reduction in headcount since 2000);

•	implementing a comprehensive company-wide supply chain management program;

•	exiting our unprofitable U.S. raised/access flooring business;

•	repositioning our broadloom business to focus on the historically profitable high-end, specified, designer-oriented sector; and

•	improving our capital structure by extending the maturity of substantially all of our debt and establishing a new asset based revolving credit facility with less restrictive terms than our prior credit facility.

At the same time, we continued to invest strategically in innovative product concepts and designs to penetrate several non-corporate office segments of the interiors market. As a result of these factors, we have reduced our exposure to economic and business cycles that affect the corporate office segment more adversely than other segments, while maintaining our historical dominance in modular products for that segment. We are leveraging our historical dominance in both modular carpet and high-end, specified broadloom carpet to penetrate additional market segments.

Our Strengths

      We are stronger today in several key areas because of the above fundamental elements of our business and affirmative strategic initiatives we implemented over the past three challenging years. We are positioned to both drive and capitalize upon several significant market opportunities as economic and industry conditions improve. Our principal competitive strengths include:

      Market Leader in Attractive Modular Segment. We are the world’s leading and only global manufacturer of modular carpet, with a market share that is more than twice that of our nearest competitor. Modular carpet has become more prevalent across all commercial interiors markets as designers, architects and end users become more familiar with its unique beneficial attributes. We are driving this trend with our product innovations discussed below, and we expect that it will continue. According to the 2003 Floor Focus interiors industry survey of the top 250 designers in the U.S., carpet tile was the leading product specified for the fifth consecutive year. We believe that we are well positioned to lead and capitalize upon the continued shift to modular carpet.

      Preeminent Brands and Reputation for Quality, Reliability and Leadership. Our products are known in the industry for their high quality, reliability and premium positioning in the marketplace. Our preeminent brand names in carpets and interior fabrics are leaders in the industry. In the 2003 interiors industry survey of top designers published by Floor Focus, an Interface brand ranked first in four of the five survey categories: carpet design, quality, service and performance. On the international front, Heuga is one of the preeminent brand names in carpet tiles for commercial, institutional and residential use worldwide. Guilford of Maine, Chatham, Intek and Camborne are leading brand names in their respective markets for interior fabrics. More generally, as the appeal and utilization of modular carpet continues to expand into new market segments such as education, hospitality and retail space, our reputation as the inventor and pioneer of modular carpet — as well as our preeminent brands and dominant market position for modular carpet in the corporate office segment — will enhance our competitive advantage in marketing to the customers in these new markets.

      Strong Free Cash Flow Generation. Our ability to generate strong free cash flow represents a key strength for our operations. If we complete our proposed Rule 144A offering, we will have no significant debt amortization or debt maturity obligations until 2008. Drawing upon the specified, high-end nature of our principal products and their premium positioning in the marketplace, we have structured our principal businesses to yield high contribution margins. Our business is also characterized by low maintenance capital expenditures, and we previously made the strategic investments necessary to establish our global manufacturing capabilities and mass customization techniques and facilities. Several of our strategic restructuring initiatives over the past three years further enhanced our ability to generate free cash flow. As a result, we have the current capacity, without significant incremental capital expenditures, to increase production levels to handle significantly higher demand for our products — which may result from either or both of (1) improved economic conditions and (2) the continued expansion of our business in non-corporate office market segments — and thus to generate significantly higher levels of free cash flow in the future.

      Innovative Product Design and Development Capabilities. Our product design and development capabilities have long given us a significant competitive advantage, and they continue to do so as modular carpet’s appeal and utilization expands across virtually every market segment and around the globe. With our most recent design innovation — our new i2 modular product line, which includes Entropy — we are defining the standards for modular carpet today. These standards feature random patterning designs (which allow for mergeable dye lots and permit initial installation and replacement without regard to the directional orientation of the carpet tiles [text deleted]), cost-efficient installation and maintenance, interactive flexibility, and recycled and recyclable materials. In just over two years, our i2 line of products now comprise approximately 20% of our total U.S. modular carpet business, and Entropy has become the fastest growing product in our history. Biomorph, another one of our i2 products, garnered the Best of NeoCon Gold Award at the 2003 NeoCon annual trade show. We introduced more than 20 new i2 products at that show, which we believe was several times more than the product introductions of any of our competitors. Our i2 products represent a differentiated category of smart, environmentally sensitive and stylish modular carpet. Our long-standing exclusive consulting relationship with award-winning design firm David Oakey Designs, Inc. (Oakey Designs) remains vibrant and augments our internal research, development and design staff. Oakey Designs has a pivotal role in developing our i2 product line. We also utilize our consulting relationship with the highly-regarded design firm Suzanne Tick, Inc. to steward and design our Prince Street brand broadloom carpets and area rugs.

      Make-to-Order and Low-Cost Global Manufacturing Capabilities. The success of our modernization and restructuring of operations over the past several years gives us a distinct competitive advantage in meeting two principal requirements of the specified products markets we primarily target — that is, providing custom samples quickly and on-time delivery of customized final products. Approximately 85% of our modular carpet products in the U.S. and Asia-Pacific markets are now made-to-order, and we are increasing our made-to-order production in Europe as well. Our make-to-order capabilities not only enhance our marketing and sales, they significantly improve our inventory turns. Our global manufacturing capabilities in modular carpet production are an important component of this strength, and give us a particular advantage in serving the needs of multinational corporate customers that require products and services at various locations around the world. Global manufacturing locations also enable us to compete effectively with local producers in our international markets, while giving international customers more favorable delivery times and freight costs.

      Experienced and Motivated Management and Sales Force. An important component of our competitive position is the strength of our management team and its commitment to developing and maintaining an engaged and accountable work force. Over the past two years, we have augmented our senior management team in several areas with experienced executives. Our team is highly skilled and dedicated to guiding our overall growth and expansion into our targeted new market segments, while maintaining our dominance in traditional markets and advancing our high contribution margins and free cash flow generation strategic initiatives. We utilize an internal marketing and predominantly commissioned sales force of over [750] experienced personnel, stationed at over 75 locations in over 30 countries, to market our products and services in person to our customers. We have also developed special features for our incentive compensation and our sales and marketing training programs in order to promote performance and facilitate leadership by our executives in strategic areas.

Our Business Strategy and Principal Initiatives

      Our business strategy is (1) to continue to leverage our dominant position in the modular carpet segment and our unique product design and global make-to-order capabilities in order to exploit globally the expanding markets for modular products across industry segments, while maintaining our leadership position in the corporate office market segment, and (2) to return to our historical profit levels in the high-end, designer-oriented sector of the broadloom carpet and interiors fabric markets. We will seek to increase revenues, free cash flow and profitability by capitalizing on our competitive strengths through the following principal strategic initiatives:

      Penetrate Expanding Markets for Modular Products. The popularity of modular carpet continues to increase compared with other floorcovering products across most markets, internationally as well as in the U.S. While maintaining our dominance in the corporate office segment, we will continue to leverage our position as the worldwide leader for modular carpet in order to drive sales in all market segments globally. Our recently introduced i2 product line and marketing campaign — which highlights our Entropy, Transformation, Frequency and Cubic modular carpet products — are defining the standards for modular carpet today, across market segments and globally. These standards are based on the features that our i2 line is pioneering: random patterning, mergeable dye lots, cost-efficient installation and maintenance, interactive flexibility, and recycled and recyclable materials. As part of our focus on the approximately $11 billion U.S. residential carpet market segment, we recently launched our InterfaceFLOR and Prince Street House and Home product lines, which are discussed below. A principal part of our international focus — which leverages our global marketing capabilities and sales infrastructure — is the significant opportunities in several emerging geographic markets for modular carpet. Some of these markets, such as China, India and Eastern Europe, represent large and growing economies that are essentially new markets for interiors products, which we believe are going directly to high utilization of modular products. Others such as Germany, which is the second largest carpet market in the world, are established markets that are transitioning to the use of modular products from historical low levels of penetration by modular carpet. Each of these emerging markets represents a significant growth opportunity for our modular business. Our initiative to penetrate these markets will include drawing upon our internationally preeminent Heuga brand. For example, we successfully introduced a mid-priced Heuga brand into Asia in 2003, and we plan similar products for other countries while also marketing products based on our new i2 line.

      Increase All Product Sales in Non-Corporate Office Market Segments. In both our floorcoverings and fabrics businesses, we will continue to focus product design and marketing and sales efforts on non-corporate office market segments such as government, education, healthcare, hospitality, retail, tenant improvement and residential space. We began this initiative as part of our segment diversification strategy in 2001 primarily to reduce our exposure to the more severe economic cyclicality of the corporate office segment, and we reduced our mix of corporate office versus non-corporate office sales from 70% and 30% in fiscal 2002 to 67% and 33% for the first nine months of fiscal 2003. To implement this strategy, we have:

•	introduced specialized product offerings tailored to the unique demands of these segments, including specific designs, functionalities and price points;

•	created special sales teams dedicated to penetrating these segments at a high level, with a focus on specific customer accounts rather than geographic territories; and

•	realigned incentives for our corporate office segment sales force generally in order to encourage their efforts, where appropriate, to assist our penetration of these other segments.

As part of this strategy for the U.S. residential market segment, we launched our InterfaceFLOR and Prince Street House and Home lines of products in 2003. These products were specifically created to bring high style modular and broadloom floorcovering to the residential market. As part of its marketing approach, InterfaceFLOR offers direct-to-consumer sales by catalog and website. In addition, we are test-marketing in-store sales for these products, including pursuant to a recent agreement with Lowe’s to offer a number of our residential modular products in certain of its home improvement stores.

      Advance Ecological Sustainability. Our goal and commitment to be ecologically “sustainable” by 2020 — that is, the point at which we are no longer a net “taker” from the earth and do no harm to the biosphere — is both a strategic initiative and a competitive strength. Increasingly, our customers are concerned about the environmental and broader ecological implications of their operations and the products they use in them. Our commitment to sustainability preceded the market’s interest, and it is ingrained in our culture. Our leadership, knowledge and expertise in the area, especially in the “green building” movement and the related Leadership in Energy & Environmental Design (LEED) certification program, resonate deeply with many of our customers and prospects around the globe, and these businesses are increasingly making purchase decisions based on “green” factors. Our modular carpet products historically have had inherent installation and maintenance advantages that translated into greater efficiency and waste reduction. We have further enhanced the “green” quality of our modular carpet in our new, highly successful i2 product line, and we are using raw materials and production technologies and processes in areas of our fabrics business that reduce directly the adverse impact of those operations on the environment. The 2003 Floor Focus survey of the top 250 designers named us the top company among the “green leaders”. As more customers in our target markets share our view that sustainability is good business and not just good deeds, our acknowledged leadership position should provide a differentiated advantage in competing for their business.

      De-leverage Our Balance Sheet. One of our objectives is to use the strong free cash flow generation capability of our business to repay our existing debt and to continue to strengthen our financial position. Our prior initiatives have positioned us to do so. We will continue to execute programs to reduce costs further and enhance free cash flow. In addition, our existing capacity to increase production levels without significant capital expenditures will further enhance our generation of free cash flow when demand for our products rises as a result of improved economic conditions generally or the increase in revenues otherwise from our other strategic initiatives.

      Continue to Tighten Our Supply Chain and Cost Containment Generally. For 2002, our company-wide, end-to-end, supply chain management program yielded $33.6 million in savings, primarily due to improvements in working capital. That program — which focuses on the three major areas of inventory performance, accounts receivable optimization, and supplier and spending management — has instituted a cultural shift within our company because of its immediate and demonstrable bottom line results. Beyond that initiative, we had been steadily trimming costs from our operations for several years, through multiple and sometimes painful initiatives, which has served to make us stronger today and for the future. For example, since 2000, we have rationalized our operations by closing 12 manufacturing facilities; reduced our worldwide workforce by over 30%; trimmed selling, general and administrative expenses by approximately $[66] million; and reduced the total number of SKUs in our broadloom business by approximately 46%. We will continue to implement prudent initiatives in these and other areas in order to further eliminate or contain costs, while remaining poised to capitalize upon a market improvement.

      Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this report are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Safe Harbor Compliance Statement for Forward-Looking Statements” in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2002, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Sales of our principal products may be affected by cycles in the construction and renovation of commercial and institutional buildings,” “Our continued success depends significantly upon the efforts, abilities and continued service of our senior management executives and our design consultants,” “Our substantial international operations are subject to various political, economic and other uncertainties,” “Our Chairman, together with other insiders, currently has sufficient voting power to elect a majority of our Board of Directors,” “Large increases in the cost of petroleum-based raw materials, which we are unable to pass through to our customers, could adversely affect us,” “Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber could have a material adverse effect on us,” and “Our Rights Agreement could discourage tender offers or other transactions that could result in shareholders receiving a premium over the market price for our stock.” Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this report and cautions readers not to place undue reliance on any such forward-looking statements.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch Patrick C. Lynch Vice President and Chief Financial Officer

Date: January 28, 2004